EXHIBIT (a)(5)
                                  ECLIPSE FUNDS


                             Redesignation of Series


         The undersigned, being the Vice President of Eclipse Funds (formerly Eclipse Financial Asset Trust and hereinafter referred to as the "Trust"), a trust with transferable shares organized under the laws of Massachusetts, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 6.1(b) and Section 9.3 of the Agreement and Declaration of Trust, dated July 30, 1986, as amended (hereinafter referred to as the "Declaration of Trust"), and by affirmative vote of a majority of the Trustees at a meeting duly called and held on December 16, 1998, the Declaration of Trust is amended as follows:


1. Effective January 1, 1999, the portfolio presently designated as Eclipse Growth and Income Fund is hereby redesignated as Eclipse Mid Cap Value Fund, and all other terms and conditions regarding the designation of that portfolio contained in the Certificate of Designation dated December 21, 1994 remain in effect; and


2. Effective January 1, 1999, the portfolio presently designated as Eclipse Equity Fund is hereby redesignated as Eclipse Small Cap Value Fund, and all other terms and conditions regarding the designation of that portfolio contained in Section 6.2 of the Declaration of Trust remain in effect.

         The Trustees further directed that, upon the execution of this Redesignation of Series, the Trust take all necessary action to file a copy of this Redesignation of Series with the Secretary of State of The Commonwealth of Massachusetts and at any other place required by law or by the Declaration of Trust.

         IN WITNESS WHEREOF, the undersigned has set her hand this 22nd day of January, 1999.



                                            /s/ Sigrid A. Hess
                         Sigrid A. Hess, Vice President
                                            Eclipse Funds

                                 ACKNOWLEDGMENT



                                                             January 22, 1999




         Then   personally   appeared   the  above  named  Sigrid  A.  Hess  and
acknowledged the forgoing instrument to be her free act and deed.

         Before me,



                                          /s/ Helga Weitman    Notary Public

                                                      My commission expires:

                                                      6/30/2000


[NOTARIAL SEAL]